EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-254022) of our report dated March 30, 2021, with respect to our audit of the consolidated financial statements of nDivision Inc. as of and for the years ended December 31, 2020 and 2019, appearing in the Annual Report on Form 10-K of nDivision Inc. for the years ended December 31, 2020 and 2019. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Friedman LLP

Marlton, New Jersey

April 14, 2021